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IMPAX                                                               Exhibit 99.1
LABORATORIES, INC.



Company Contacts:                       Investor Relations Contacts:
IMPAX Laboratories, Inc.                Lippert/Heilshorn & Associates, Inc.
------------------------                ------------------------------------
Barry R. Edwards, CEO                   Kim Sutton Golodetz (kgolodetz@lhai.com)
(215) 289-2220 Ext. 1771                (212) 838-3777
Larry Hsu, Ph.D. President              Bruce Voss (bvoss@lhai.com)
(510) 476-2000 Ext. 1111                (310) 691-7100
Cornel C. Spiegler, CFO                 www.lhai.com
(215) 289-2220 Ext. 1706                ------------
www.impaxlabs.com
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             IMPAX ANNOUNCES FAVORABLE DECISION IN WELLBUTRIN(R) SR
                                 PATENT APPEAL


HAYWARD, Calif. (January 29, 2004) - IMPAX Laboratories, Inc. (NASDAQ NM: IPXL) announced that that the Court of Appeals for the Federal Circuit in Washington, D.C. upheld a lower court decision that ruled against certain claims by GlaxoSmithKline (NYSE: GSK) in regards to the Company's Abbreviated New Drug Applications (ANDAs) for Wellbutrin SR(R) (Bupropion Hydrochloride) 100 mg and 150 mg and for Zyban(R) (Bupropion Hydrochloride ) 150 mg. GlaxoSmithKline markets Wellbutrin SR for the treatment of depression and Zyban for smoking cessation. According to NDCHealth, U.S. sales of these dosage forms of Wellbutrin SR Tablets were approximately $1.6 billion in the 12 months ended November 30, 2003.

"We are delighted to receive this positive appellate court decision today," said Barry R. Edwards, Chief Executive Officer of IMPAX Laboratories. "We continue to work with our partners to bring these important products to the market."

IMPAX announced yesterday that the U.S. Food and Drug Administration (FDA) had granted final approval to the Company's ANDA for the 100 mg dosage form and tentative approval to the Company's ANDA for the 150 mg dosage form.

IMPAX currently has 20 applications pending at the FDA, including five tentatively approved, which address over $7 billion in U.S. market sales for the 12 months ended November 30, 2003. Fifteen of these filings were made under Paragraph IV of the Hatch-Waxman Amendments.

IMPAX Laboratories, Inc. is a technology based specialty pharmaceutical company applying its formulation expertise and drug delivery technology to the development of controlled-release and specialty generics in addition to the development of branded products. IMPAX markets its generic products through its Global Pharmaceuticals division and intends to market its branded products through the IMPAX Pharmaceuticals division. Additionally, where strategically appropriate, IMPAX has developed marketing partnerships to fully leverage its technology platform. IMPAX Laboratories is headquartered in Hayward, California, and has a full range of capabilities in its Hayward and Philadelphia facilities. For more information, please visit the Company's website at: www.impaxlabs.com.


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"Safe Harbor" statement under the Private Securities Litigation Reform Act of
1995:
To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause Impax's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, Impax's ability to obtain sufficient capital to fund its operations, the difficulty of predicting FDA filings and approvals, consumer acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, Impax's ability to successfully develop and commercialize pharmaceutical products, Impax's reliance on key strategic alliances, the uncertainty of patent litigation, the availability of raw materials, the regulatory environment, dependence on patent and other protection for innovative products, exposure to product liability claims, fluctuations in operating results and other risks detailed from time to time in Impax's filings with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and Impax undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.

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